EXHIBIT 10.10

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”), dated as of April 22, 2008, is entered into by and among Cheyne Specialty Finance Fund L.P. (“Seller”), Seven Arts Filmed Entertainment Limited (“Purchaser”), Peter Hoffman (“Hoffman”) and Seven Arts Pictures plc, Deal Investments, LLC, Deal Productions, LLC, Seven Arts Pictures, Inc., Seven Arts Future Flows I LLC, Rectifier Productions, LLC, and Pool Hall Productions, LLC (collectively, the “Seven Arts Parties”).

RECITALS

This Agreement is being entered into in reference to the following facts:

A.           Pursuant to the Assignment Agreements dated as of December 26, 2006 (“Assignment Agreements”) relating to the financing of the pre-production and production of these certain motion pictures currently entitled Noise, Pool Hall Prophets and Deal (“Pictures”), Seller has acquired certain “Loan Documents Rights” relating to the Pictures as defined in the Assignment Agreements.

B.           The Purchaser wishes to purchase from the Seller and the Seller desires to sell to the Purchaser all of the Seller’s right, title and interest in, to, and under the “Loan Documents” as referred in the Assignment Agreements upon and subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.

ARTICLE 1 - SALE

1.1           Purchase and Sale.  Effective upon the Closing, as hereinafter defined, and subject to and conditioned upon the terms hereof, the Seller hereby sells, transfers, grants, and assigns to the Purchaser, and the Purchaser hereby purchases and accepts from the Seller, in each case on and as of the Closing Date, the Loan Document Rights (the “Assignment”).

1.2           Closing Date.  The consummation of the transfer and assignment contemplated herein shall be effected at a closing (the “Closing”) which shall occur on April ____, 2008, or such other date as the Seller and the Purchaser may otherwise agree in writing (the “Closing Date”), at the offices of the Seller or at such other location upon which the Seller and the Purchaser may agree in writing.

1.3           Purchase Price.  On the Closing Date the Purchaser shall pay the Seller in full and final payment for the Assignment of the Loan Documents and the Loan Document Rights, the amount of £________ (the “Purchase Price”) in immediately available funds by wire transfer in accordance with the Purchaser’s instructions specified in Exhibit “A.”  The Purchaser shall pay the Purchase Price without recourse, defense, offset, counterclaim, withholding, deduction or reduction for any reason whatsoever.

1.4           No Continuing Liabilities.  As of the Closing, the Seller shall have no further obligations under or in connection with the Loan Documents or the Loan Document Rights.

1.5           No Warranties.                                The sale, transfer, grant, and assignment of the Loan Document Rights and the Loan Documents is and shall be on an “as is” basis, without recourse to the Seller of any kind or nature whatsoever, or any representation or warranty by the Seller of any kind or nature whatsoever, expressed or implied, except only such representations and warranties of the Seller expressly provided in Section 2.1 of this Agreement.  For the avoidance of doubt, even if the Assignment or this Agreement is found to be illegal, invalid, unenforceable, null, void or otherwise ineffective, the Seller shall be entitled to retain the Purchase Price.  The Purchaser shall not use the name or other business identification of the Seller.

1.6           Repayment of Loan.  Pursuant to this Agreement, all obligations owed to the Seller under the Loan Documents will be deemed repaid in full and this Agreement is without prejudice to any other party under the Loan Documents.

ARTICLE 2 – REPRESENTATIONS AND WARRANTIES

2.1           Seller’s Representations and Warranties.  The Seller hereby represents and warrants to the Purchaser as follows:

2.1.1.                      The Seller has all requisite power and authority to execute, deliver and perform, all of its obligations under this Agreement and all other agreements, documents and instruments executed and delivered, or to be executed and delivered, by the Seller in connection herewith.

2.1.2.                      The Seller’s execution, delivery and performance of this Agreement has been duly authorized by all necessary action and does not and will not violate any provision of the Seller’s charter or by-laws.

2.1.3.                      Except as provided in this Agreement, the Seller has not sold, pledged, assigned, transferred, disposed or terminated, in whole or in part, or entered into any agreement to sell, pledge, assign, transfer, dispose of or terminate, in whole or in part, any of its right, title and interest in and to the Loan Document Rights or the Loan Documents or any rights under or in connection with the Loan Document Rights or the Loan Documents, or agreed to do any of the foregoing.

2.2           Purchaser’s and Seven Arts Parties’ Representations and Warranties.The Purchaser and each Seven Arts Party hereby represent and warrant to, and covenants with, the Seller as follows:

2.2.1.                      Each is duly organized, validly existing, and in good standing in the laws of the state of its organization.  Each has all requisite power and authority to execute and deliver, and to perform, all of its obligations under, this Agreement and under all other agreements, documents and instruments to be executed and delivered by each in connection herewith.

2.2.2.                      The execution, delivery and performance of this Agreement by the Purchaser and each Seven Arts Party has been duly authorized by all necessary organizational action and does not and will not: (i) require any consent or approval of any shareholder or member; (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Purchaser or any Seven Arts Party or any provision of the Purchaser’s or any Seven Arts Party’s organizational documents; (iii) result in a breach or constitute a default under any indenture or loan or credit agreement or any other material agreement to which the Purchaser or any Seven Arts Party is a party or by which it is bound; or (iv) require any authorization, consent, approval, license, exemption by or from, or filing or registration with, any court, executive or legislative body, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

2.2.3.                      This Agreement constitutes a legal, valid and binding obligation of the Purchaser, Hoffman and each Seven Arts Party enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, receivership, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.2.4.                      The Purchaser has made such examination, review and investigation of the Loan Documents and of any and all facts and circumstances necessary to evaluate the Loan Documents and the Loan Document Rights it has deemed necessary or appropriate.  Except for the representations and warranties expressly made by the Seller in Section 2.1, above: (i) the Purchaser has been and will continue to be solely responsible for the Purchaser’s own independent investigations as to all aspects of the transactions contemplated hereby including, but not limited to: (1) the authorization, execution, legality, validity, effectiveness, genuineness, enforceability, collectibility or sufficiency of the Loan Document Rights and the Loan Documents; (2) the adequacy, condition or existence of any collateral, or the attachment, perfection or priority of any security interest or lien held by the Seller, in connection with the Loan Agreement and the Loan Document Rights; (3) the status, affairs, financial condition, operations, prospects, business, property, assets and creditworthiness of the borrower under the Loan Documents (the “Borrower”) and of any guarantor of any of the Borrower’s obligations or liabilities, and any actions taken or to be taken under or in connection with the Loan Document Rights and the Loan Documents; and (4) the legality, validity, effectiveness, and enforceability of the Assignment and this Agreement; and (ii) the Purchaser has not relied upon any express or implied, written or oral, representation, warranty or other statement by or on behalf of the Seller concerning any of the foregoing or otherwise with respect to the Loan, the Loan Document Rights, the Loan Documents, or the Assignment.

2.2.5.                      The Purchaser is acquiring the Loan Document Rights without any view either to participate in (other than as described in this Agreement), or to sell the Loan Document Rights in connection with, any public distribution thereof.  The Purchaser has no intention of making any distribution of the Loan Document Rights in a manner which would violate applicable securities laws; provided, however, that (i) nothing in this Agreement shall restrict or limit in any way the Purchaser’s ability and right to dispose of all or part of the Loan Document Rights in accordance with such laws at some future time if the Purchaser deems it advisable to do so; and, (ii) the Purchaser shall require any person acquiring all or any portion of the Loan Document Rights or any proceeds thereof from the Purchaser, other than the Seller or any successor, to agree in writing to be bound (or to continue to be bound) by the terms of this Agreement.

ARTICLE 3 – AFFIRMATIVE AND NEGATIVE COVENANTS

3.1           Remittance of Proceeds.                                                      If, after the Closing, the Seller receives (i) any note or other obligation issued by the Borrower in substitution or replacement of any of the Loan Documents, or (ii) any cash, securities or other property distributed or paid by the Borrower in connection with the obligations otherwise owing to the Seller in connection with the Loan Document Rights, including, without limitation, any amounts representing the proceeds of any of the collateral for the Loan deposited into any collection account maintained by the Seller for the Loan, then the Seller shall accept and hold the same in trust for such limited purpose on behalf and for the benefit of the Purchaser, and shall deliver the same promptly to the Purchaser in the same form received, with the Seller’s endorsement (without recourse, representation or warranty) when necessary or appropriate, or to any other person or entity identified by the Purchaser.

3.2           Further Assurances.                                           Effective upon the Closing, the Seller and the Purchaser each shall execute and deliver all such documents and instruments, and to take such further actions as may be reasonably necessary or appropriate, from time to time, and at the requesting party’s expense, to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby; provided, however, that all such documents and instruments executed, and actions taken, by the Seller shall be without recourse or, except as expressly provided in this Agreement, representation or warranty of any kind or nature whatsoever express or implied.  The Seller shall execute and deliver such assignments of copyright mortgages and UCC-1 financing statements as reasonably requested by the Purchaser and shall deliver the original promissory note as promptly as possible following the Closing.

3.3           Lab Access.  Seller shall execute the laboratory instructions attached hereto as Exhibit “B” and the assignment of proceeds in the form attributed hereto as Exhibit “C” and deliver all such documents to Purchaser at Closing.

ARTICLE 4 - CONDITIONS

4.1           Conditions Precedent.

4.1.1.                      The Seller’s Conditions Precedent.  The Seller’s obligations under this Agreement shall be subject to the satisfaction (or specific and express waiver by the Seller in writing) of all of the following conditions precedent, on or prior to the Closing Date:

4.1.1.1.                      the Purchaser shall have paid the Seller the Purchase Price in full and Seller shall have indefensibly received the Purchase Price in full as provided herein;

4.1.1.2.                      the Purchaser shall have complied with all terms, covenants and conditions to be performed or complied with by the Purchaser as contemplated by this Agreement; and

4.1.1.3.                      all of the Purchaser’s representations and warranties shall be true and correct as of the Closing Date and shall not be misleading in any respect.

4.1.2.                      The Purchaser’s Conditions Precedent.  The Purchaser’s obligations under this Agreement shall be subject to the satisfaction (or specific and express waiver by Purchaser in writing) of all of the following conditions precedent, on or prior to the Closing Date:

4.1.2.1.                      the Seller shall have delivered to the Purchaser copyright mortgage assignments, financing statement assignments, and such other documents as the Purchaser may reasonably request in a form suitable for filing in the appropriate public records, as applicable, to evidence the conveyance to the Purchaser of all of the Seller’s right, title, and interest in and to the Loan Documents and the Loan Document Rights; and

4.1.2.2.                      All of the Seller’s and the Seven Arts Parties’ representations and warranties shall be true and correct as of the Closing Date and shall not be misleading in any respect.

ARTICLE 5 – GENERAL RELEASE AND INDEMNIFICATION

     5.1 General Release.

        5.1.1 General Release by Purchaser and Hoffman.  Effective as of the Closing Date, Hoffman, for himself, his heirs, executors, administrators, agents and assigns, and Purchaser and each Seven Arts Party, for themselves, and their respective parents, affiliates and subsidiaries, and their respective predecessors, successors and assigns (collectively the “Releasing Parties”), each hereby knowingly and voluntarily, irrevocably and unconditionally release and forever discharges Seller and its parent, affiliates and subsidiaries, their respective predecessors, successors and assigns, including, their respective present, former, and future officers, directors, shareholders, attorneys, agents and/or employees, and all persons acting by, through, under or in concert with any of the foregoing, in both their individual and representative capacities (collectively, the “Released Parties”), from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, rights, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity (“Claims”), which any Releasing Party had, has, or may have, against any of the Released Parties, whether known or unknown, suspected or unsuspected, fixed or contingent, or claimed, including, without limitation, all Claims which arise out of, relate to or are based on (i) this Agreement, (ii) the Assignment, (iii) the Loan Documents, (iii) the Loan Document Rights, (iv) the Pictures, or (v) the invalidity, illegality or unenforceability of the Assignment or this Agreement.

        5.1.2. Paragraph 1542 Waiver.  Without limiting the generality of the foregoing, the Releasing Parties hereto release any and all past, present and future Claims in connection with the Claims released herein, but which said parties do not know of or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect their decision to enter into this Agreement, and to this end they and each of them, therefore, waive all rights under Paragraph 1542 of the Civil Code of California which states in full as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        The Releasing Parties represent, warrant and agree that in executing and entering into this Agreement, they are not relying on and have not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement.  The parties understand and expressly assume the risk that any fact not recited, contained or embodied herein or therein may turn out hereafter to be other than, different from, or contrary to the facts now known to them or believed by them to be true.  Nevertheless, the parties intend by this Agreement, and with the advice of their own independently selected counsel, to fully, finally and forever release all Claims released herein and agree that this Agreement shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

        5.1.3 No Assignment.  The Releasing Parties hereby represent and warrant that they have not heretofore assigned or transferred or purported to assign or transfer to any person or entity, whether by act, operation of law or otherwise, all or any part of any interest in any Claim, contention, demand or cause of action relating to any matter released herein.

        5.1.4  Covenant Not to Sue.  The Releasing Parties hereto acknowledge and agree that they will not file, commence, join in or in any manner prosecute or enforce, or assert any defense, offset or cross-claim with respect to, or otherwise assert, defend or seek relief through, any lawsuit, arbitration or action arising out of, based upon or relating to any Claim released herein by such party.

    5.2  Indemnification.  The Purchaser, Hoffman and the Seven Arts Parties hereby, jointly and severally, agree to indemnify, defend and hold the Seller and all Released Parties harmless, from and against any and all Claims brought or asserted against Seller or any Released Party resulting from any Claim arising out of, based upon or relating to (a) any breach of this Agreement by Purchaser, Hoffman or the Seven Arts Parties, (b) any Claim released herein, (c) any Claim by any party that the Assignment is invalid, illegal or unenforceable, (d) the Loan Documents, (e) the Loan Document Rights, (f) the Pictures, or (g) this Agreement.

ARTICLE 6 – GENERAL PROVISIONS

6.1           Partial Invalidity.  If any provision of this Agreement, or of any other agreement, document or instrument contemplated hereby, is invalid, illegal or unenforceable in any jurisdiction then, as to such jurisdiction only, such provision shall, to the extent of such prohibition or unenforceability, be deemed severed from the remainder of such agreement, document or instrument and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  For the avoidance of doubt, and without limitation, even if the Assignment provisions of the Agreement shall be deemed invalid, illegal or unenforceable, the Purchaser’s obligation to pay the Purchase Price, and the Seller’s right to retain the Purchase Price, shall be valid, legal and enforceable.

6.2           Governing Law.  This Agreement, and the other agreements, documents and instruments contemplated hereby, and the rights and obligations of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with, the laws of the state of New York without reference to its conflict or choice of law principles.

6.3           Litigation.

6.3.1.                      All controversies, claims, disputes, or counterclaims between the parties hereto concerning, based in any way upon, arising under, relating to, or arising in connection with this Agreement, or any resulting transaction, including, without limitation, their respective obligations hereunder, a disagreement about the meaning, interpretation, application performance, breach, termination, enforceability, or validity of this Agreement, and whether based on statute, tort, contract, common law or otherwise, shall be subject to the jurisdiction of the state and federal courts located in New York, New York.  The Purchaser and the Seller waive any objection based on venue or forum non conveniens with respect to any action instituted therein.

6.3.2.                      Any judgment resulting from any court proceeding between the Purchaser and Seller shall also provide for payment by the losing party (i.e., the party or parties against whom an award is issued) of: (i) the fees and costs incurred in connection with such court proceeding, as well as the attorneys’ fees and costs incurred by the prevailing parties (i.e., all parties to the court proceeding other than the losing party), and (ii) shall further provide for the payment by the losing party of interest on the judgment.

6.3.3.                      Any claim or action of any kind (including, without limitation, any claims for breach of contract), against the Seller arising out of or connected with this Agreement shall be barred and waived unless asserted by the filing of a complaint within one hundred eighty (180)-days after the accrual of the action or claim.  This limitation shall also apply to claims that might otherwise be asserted against the Seller as a “set-off,” credit, cross-complaint, or defense.

6.4           WAIVER OF JURY TRIAL.  THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY.

6.5           Notices.  Except as otherwise expressly provided herein, any notice, request, demand or other communication provided for hereunder shall be in writing to be effective, and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (i) on the day when personally served, including delivery by overnight mail and courier service, (ii) on the third day after its deposit in the United States mail, or (iii) on the business day of confirmed transmission by telecommunications device.  The addresses of the parties hereto (until notice of a change thereof is served as provided in this section) shall be as follows:

If to the Purchaser, Hoffman or any Seven Arts Party: Seven Arts Filmed Entertainment Ltd. 43 Hertford Street London W1J 7SG United Kingdom Fax. No. 1 (323) 372 3790	If to the Seller: Cheyne Specialty Finance Stornoway House 13 Cleveland Row London SW1A 1DH United Kingdom

6.6           Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the successors and assigns.

6.7           Integration; Amendments.  This Agreement and the other agreements, documents and instruments contemplated hereby are intended by the parties to be the final, complete and exclusive expression of the agreement between them.  This Agreement and such other agreements, documents and instruments supersede any and all prior oral or written agreements relating to the subject matter hereof between the Purchaser, Hoffman and the Seven Arts Parties, on the one hand, and the Seller, on the other hand.  No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any such other agreement, document or instrument shall be made, except by a written agreement signed by the parties hereto.

6.8           Counterparts.  This Agreement and the other agreements, documents and instruments contemplated hereby may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively.  Delivery of an executed counterpart of this Agreement, or any such other agreement, document or instrument, by facsimile shall be equally effective as delivery of a manually executed counterpart hereof and thereof.  Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart, but failure to do so shall not affect the validity, enforceability, of binding effect of this Agreement or any such other agreement, document or instrument.

6.9           Headings.  The various headings used in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date above first written.

CHEYNE SPECIALTY FINANCE FUND L.P

By:	/s/ Andrew Galloway, Director
Print Name:
Title:

SEVEN ARTS PICTURES PLC

By:
Print Name:	/s/ Peter Hoffman
Title:

SEVEN ARTS FILMED ENTERTAINMENT, LTD.

By:	/s/ Peter Hoffman
Print Name:
Title:

DEAL INVESTMENTS, LLC

By:
Print Name:	/s/ Peter Hoffman
Title:

DEAL PRODUCTIONS, LLC

By:	/s/ Peter Hoffman
Print Name:
Title:

SEVEN ARTS PICTURES, INC.

By:
Print Name:	/s/ Peter Hoffman
Title:

SEVEN ARTS FUTURE FLOWS I LLC

By:	/s/ Peter Hoffman
Print Name:
Title:

POOL HALL PRODUCTIONS, LLC

By:	/s/ Peter Hoffman
Print Name:
Title:

RECTIFIER PRODUCTIONS, LLC

By:	/s/ Peter Hoffman
Print Name:
Title:

PETER HOFFMAN

/s/ Peter Hoffman

Assignment Agreement
NY 71398774v4

EXHIBIT A
TO
ASSIGNMENT AGREEMENT

PAYMENT INSTRUCTIONS

Account: Bank: Account number: SWIFT: For further credit to: Account name: Account Number: Reference: Assignment Agreement NY 71398774v4	The Royal Bank of Scotland International Limited Wachovia Bank, NA, New York 2000193009149 (CHIPS; 155424) PNBPUS3NNYC Cheyne Specialty Finance Fund 1028-50554606 "Senior Loan Payment"

EXHIBIT B
TO
ASSIGNMENT AGREEMENT

LAB INSTRUCTIONS

www.7artspictures.com
As of 22 April 2008

Technicolor East Coast, Inc,
Attention: Ms. Ellen Pomerantz
110 Leroy Street, 3th Floor
New York, NY 10014
United States of America

Dear Sirs

This letter serves to confirm the following:

I)    Unless defined otherwise, words and phrases in this release letter ("Releas Letter") shall have the same meaning and definitions, as provided in the Laboratory Pledge Holder Agreement dated as of 16 October 2006 regarding 'the Picture NOISE ("Agreement”).

2)    Subsequent to the Agreement, Lender entered into an assignment agreement dated as of 27_December 2006 as attached hereto (“Assignment Agreement") wherein lender sold its' rights, title, and interest in, to, and under the Loan Documents (as defined therein) to Cheyne Specialty Finance Fund L.P,("Cheyne”).

3)    Cheyne hereby notifies Laboratory that all of Borrowers' Obligations to Cheyne under the Loan Documents as assigned have been paid and Cheyne has no further obligation to make any advances under the Loan, The repayment of the Borrowers' Obligation to Cheyne and the terms relating thereto, were intended to be without prejudice to any other party under the related loan documents.

4)    Guarantor hereby notifies Laboratory that the Picture has been completed and delivered, and Guarantor has been release from its obligations, if any, with respect to the Picture and has recouped all sums, if any, which it is entitled to recoup in connection therewith and consents to the materials being moved from the Laboratory into Borrowers possession.

NOISE-Technicolor Release Letter - 21 April 2006

Cheyne Speciality Finance Group
/s/ Andrew Galloway

International Film Guarantors, LLC ("Guarantor")	Fireman's Fund Insurance Company ("FFIC")
/s/ Frank Isaac	/s/ Frank Isaac

Rectifier Productions, LLC ("Borrower")	Seven Arts Pictures, Inc ("Borrower")
/s/ Peter Hoffman	/s/ Peter Hoffman

Assignment Agreement
NY 71398774v4

EXHIBIT C
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ASSIGNMENT AGREEMENT

ASSIGNMENT OF PROCEEDS

DIRECTION TO PAY

                                                                                                                                                                                                                                                            Dated as of
Please make reference to the direction to pay entered into between SEVEN ARTS INTERNATIONAL, a
United Kingdom corporation ("Licensor"), ................................a ............................corporation ("Licensee")
nd CHEYNE SPECIALTY FINANCE FUND LP ("Financier") dated ...for the payment of certain funds for the motion picture " .........................................................." (the "First Direction to Pay"),

Unless defined herein, words and phrases appearing in this second direction to pay ("Second Direction to
Pay") shall have the meaning as defined in the aforesaid First Direction to Pay.

The Licensor, Licensee and Financier hereby agree that, until further notice, the account referred to in clause 6 of the Agreement shall be that of SEVEN ARTS INTERNATIONAL ("Licensor") and receipts due to Licensor under the Agreement shat! hereafter be "Licensor's Receipts".

Licensor's Receipts shall be paid as and when due and payable, if by wire transfer, to:

        Coutts & Co.
        440 Strand
        London WC2R OQS
        Sort Code: 18-00-02
        Swift Code: COUT GB22
        IBAN: GB66 COUT 1800 91 10 3462 87
        Account #10346287
        Reference"......................"

(or to such other address or account as the Licensor may designate in writing);"

All other clauses and conditions set forth in the Agreement, not herein amended, for any legal purposes shall remain in full force and effect and bind the parties and are hereby ratified and confirmed.

IN WITNESS HEREOF, the parties hereto have agreed and caused this Second Direction to Pay to be executed by their duly authorized representatives:

"...................."                                          SEVEN ARTSCHEYNE SPECIALTY
("Licensee")                                            INTERNATIONAL                                            FINANCE FUND LP
("Licensor")                                            ("Financier")

By:                                                            By:                                                                        By:

Its:                                                            Its:                                                                         Its:

Date:                                                        Date:                                                                     Date:

38 Hertford Street, London WIJ 7SG, United Kingdom
Main: +44 20 3006 8222, Fax: +44 20 3006 8220
www.7artspictures comCompany number: 5160597, V.A.T. no.: 820 7673

Assignment Agreement
NY 71398774v4